EXHIBIT 11

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

                            PET FOOD WAREHOUSE, INC.
                        Computation of Per Share Earnings
                (Unaudited; in thousands, except per share data)

                                                      Quarter Ended           Six Months Ended
                                                  ---------------------    ----------------------
                                                  August 3,    July 29,    August 3,     July 29,
                                                    1996         1995        1996          1995
                                                  ---------    --------    ---------     --------
PRIMARY:
Net income (loss)                                  $   308     $(1,034)     $   606      $ (1,800)
                                                   =======     =======      =======      ========

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding       9,385       9,328        9,363         9,328
    Dilutive effect of stock options after
      application of treasury-stock method              51           0           59             0
                                                   -------     -------      -------      --------
                                                     9,436       9,328        9,422         9,328
                                                   =======     =======      =======      ========

Net income (loss) per share                        $  0.03     $ (0.11)     $  0.06      $  (0.19)
                                                   =======     =======      =======      ========



FULLY DILUTED:
Net income (loss)                                  $   308     $(1,034)     $   606      $ (1,800)
                                                   =======     =======      =======      ========

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding       9,385       9,328        9,363         9,328
    Dilutive effect of stock options after
      application of treasury-stock method              24           0           34             0
                                                   -------     -------      -------      --------
                                                     9,409       9,328        9,397         9,328
                                                   =======     =======      =======      ========

Net income (loss) per share                        $  0.03     $ (0.11)     $  0.06      $  (0.19)
                                                   =======     =======      =======      ========
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